                                                                 Exhibit 3.63(a)

                              OCT. 25, 1979 12 NOON




                          CERTIFICATE OF INCORPORATION

                                       OF

                              OLD BEN COAL COMPANY


          FIRST:   The name of the corporation is
                   OLD BEN COAL COMPANY



          SECOND: The address of the corporation' s registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

          THIRD:   The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares or capital stock which the corporation shall have authority to issue is 100 shares of Common Stock with a par value of $100 per share.

          FIFTH:   The name and mailing address of the incorporator is

                   C. R. Arrington                     1725 Midland Building
                                                       Cleveland, Ohio 44115

          SIXTH:   For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, it is further provided:

          1. The election of directors of the corporation need not be by written ballot unless the by-laws so require.


          2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the by-laws of the corporation, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the corporation.


          3. Any director or officer elected or appointed by the stockholders of the corporation or by its Board of Directors may be removed at any time in such manner as shall be provided in the by-laws of the corporation.


          IN WITNESS WHEREOF, I have signed this certificate this 24th day of
                                                                  ----
October, 1979.


                                             /s/ C. R. Arrington
                                             -----------------------

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 12/13/1994
                                                       944242939 - 831101

                              CERTIFICATE OF MERGER
                                     MERGING
                                PIKE COAL COMPANY
                             a Delaware corporation
                                      INTO
                              OLD BEN COAL COMPANY
                             a Delaware corporation

          In accordance with Section 251 of the General Corporation Law of the State of Delaware

        Old Ben Coal Company, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), desiring to merge Pike Coal Company, a Delaware corporation, with and into itself, pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

        FIRST:   The name and the state of incorporation of each of the
constituent corporation of the merger (the "Merger") are as follows:

     Name                               State of Incorporation
     ----                               ----------------------
     Pike Coal Company                  Delaware
     Old Ben Coal Company               Delaware

        SECOND: An Agreement and Plan of Merger between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

        THIRD:   The name of the surviving corporation of the Merger is Old Ben
Coal Company (the "Surviving Corporation").

        FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this Merger may be amended or terminated and abandoned by the Board of Directors of the Surviving Corporation at any time prior to the date of filing the Certificate of Merger with the Secretary of State of Delaware.

        FIFTH:   The Certificate of Incorporation of the Surviving Corporation
shall be the Certificate of Incorporation.

        SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is: 50 Jerome Lane, Fairview Heights, Illinois 62208.

        SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost to any stockholder of any constituent corporation.

        EIGHTH: The Merger shall be effective upon the filing with the Secretary of State of Delaware.

                 IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent corporations, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do hereby declare and certify that this is the act and deed of the Corporation and the facts contained herein are true and accordingly have hereunto signed this Certificate of Merger as of this 28th day of October, 1994
                                 ----


                                       OLD BEN COAL COMPANY



                                       By: /s/ W. Douglas Blackburn, Jr.
                                          --------------------------------
                                       Name:   W. Douglas Blackburn, Jr.
                                            ------------------------------
                                       Title:  President
                                             -----------------------------



ATTEST:

By: /s/ Brent L. Motchan
   ----------------------
Name:  Brent L. Motchan
     --------------------
Title: Secretary
      -------------------

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 11/23/1992
                                                       923285549 - 831101

                              CERTIFICATE OF MERGER

                                       OF

                              ZEIGLER COAL COMPANY
                            (an Illinois corporation)

                                  WITH AND INTO

                              OLD BEN COAL COMPANY
                            (a Delaware corporation)

                             * * * * * * * * * *

                      In accordance with Section 252 of the
                         General Corporation Law of the
                               State of Delaware

                             * * * * * * * * * *


                   Old Ben Coal company, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), desiring to merge Zeigler Coal Company an Illinois corporation, with and into itself, pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

                   FIRST:   The name and state of incorporation of each
constituent corporation of the merger (the "merger") are as follows:

                NAME                             STATE OF INCORPORATION
                ----                             ----------------------
         Zeigler Coal Company                            Illinois
         Old Ben Coal Company                            Delaware

                   SECOND: An Agreement and Plan of Merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each constituent corporation, in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

                   THIRD:   The name of the surviving corporation of the Merger
is Old Ben Coal Company (the "Surviving Corporation"). The Certificate of Incorporation of the Corporation as in effect at the effective time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation.

                   FOURTH: Anything herein or elsewhere to the contrary notwithstanding, the Merger Agreement may be amended or terminated and abandoned by the Boards of Directors of the constituent corporations at any time prior to the date of filing the Certificate of Merger with the Secretary of State of the State of Delaware.

                   FIFTH:   An executed copy of the Merger Agreement is on file
at the principal place of business of the Surviving Corporation, 50 Jerome Lane Fairview Heights, Illinois 62208, and a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholders of any constituent corporation.

                   SIXTH:   The Merger shall be effective at the close of
business on November 23, 1992.
                     --

                               *    *     *     *